UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 13, 2026 (March 13, 2026)

Kestrel Group Ltd
 (Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141 Hamilton HM 08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	KG	NASDAQ Capital Market
1

Item 2.02	Results of Operations and Financial Condition.

On March 13, 2026, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 13, 2026, the Company posted an investor presentation on its website. The presentation, dated March 13, 2026, may be found at https://kestrelgroup.com/investor_relations under "Investor Presentations."
The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Kestrel Group Ltd, dated March 13, 2026
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2026	Kestrel Group Ltd

		By:	/s/ Bradford Luke Ledbetter
		Name:	Bradford Luke Ledbetter
		Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Kestrel Group Ltd, dated March 13, 2026

4

Exhibit 99.1

PRESS RELEASE
Kestrel Group Reports Fourth Quarter and Full Year 2025 Financial Results

Austin, TX, March 13, 2026 - Kestrel Group Ltd (NASDAQ: KG) ("Kestrel" or the "Company") a leading specialty insurance platform that provides fronting services to program managers, reinsurers, and reinsurance brokers, today reported its financial results for the fourth quarter and full year ended December 31, 2025.

Key Highlights - Fourth Quarter 2025 Financials
•Program Services net fee income was $1.9 million up 94.5% over the third quarter 2025
•Premium produced(1) by Program Services clients was $93.8 million, up 79.2% over the third quarter 2025
•Total revenues were $10.2 million
•Net premiums earned were $3.4 million
•As of December 31, 2025, the Company’s book value per common share was $16.57
•Net loss was $17.8 million driven by significant non-recurring charges totaling $3.5 million and a downward adjustment to the bargain purchase gain of $5.3 million recorded in the combination with Maiden Holdings, Ltd. (“Maiden”) in 2025; and
•Net income for 2025 was $46.7 million, or $8.08 per diluted share(2).
Commenting on the results, Kestrel’s Chief Executive Officer, Luke Ledbetter, stated, “The fourth quarter saw positive progress in our Program Services segment. Since completing the merger with Maiden in May of 2025, and after working through a complicated integration, which remains ongoing, we have gained momentum in our Program Services segment while simultaneously managing the legacy Maiden business. This quarter we took a meaningful step forward. I'm encouraged by the progress we’ve made, and I’m thankful for the hard work and dedication of our team.”
“As we progress through 2026, we continue to work with our valued capacity providers to match our market opportunities with their allocated underwriting capacity and are diligently exploring opportunities to expand our ability to write attractive fee-based business in a highly competitive marketplace. We remain committed to developing the strategic framework to facilitate future growth that will drive value for Kestrel shareholders. Our goal is innovation, client service and long-term relationships as we strive to generate a balance sheet light, fee revenue model while selectively deploying underwriting capacity to optimize returns for shareholders,” concluded Ledbetter.
Total revenues in the fourth quarter of 2025 were $10.2 million. Total revenues for 2025 were $34.0 million(2). Net loss from continuing operations in the fourth quarter of 2025 was $16.4 million, or a loss of $2.12 per diluted share, compared to net loss of $4.1 million, or a loss of $0.53 per diluted share, for the third quarter of 2025. The net loss for the fourth quarter of 2025 was negatively impacted by a series of significant non-recurring or one-time items including:
•An adjustment of $5.3 million to reduce the bargain purchase gain recorded as a result of the Combination with Maiden based on revised information that impacted the fair value of an asset;
•Legal and other professional fees associated with the Company’s previously disclosed arbitration totaling $2.0 million; and
•Restructuring and related severance costs associated with various headcount reductions in the fourth quarter of 2025 totaling $0.8 million.
Non-GAAP operating loss was $8.2 million for the fourth quarter of 2025, including the impact of non-recurring items above. Please see "Non-GAAP Financial Measures" for further details. In addition to the non-GAAP operating loss, the fourth quarter 2025 included certain one-time charges of $0.5 million associated with the commutation of a reinsurance contract in the Company’s International Insurance Services business, and expenses for certain legal matters of $0.2 million.

Program Services Segment
The Program Services segment provides fronting services to general agents and insurance carriers to leverage Kestrel’s trusted reputation to provide access to the U.S. property and casualty insurance market and insurance paper rated “A-” (Excellent) A.M. Best rating and expansive licenses in exchange for fees. Kestrel issues the policy through exclusive use of four insurance carriers, and those carriers presently retain and reinsure the risk. The Company continues to actively pursue reinsurance mechanisms with its existing partners that would selectively deploy the Company’s underwriting capacity that it believes could facilitate and accelerate both its fee and premium revenue growth.
In the fourth quarter of 2025, total fee revenues from the Program Services segment were $3.1 million, which represents a 91.5% sequential increase compared to the third quarter of 2025. These revenues are derived from fees from both new and existing client programs. Premium produced by client programs during the fourth quarter 2025 totaled $93.8 million, a 79.2% increase over the third quarter 2025.
Year to date 2025 premium produced by client programs totaled $188.3 million, an 81.4% increase over the $103.8 million in premium produced by client programs in 2024. This resulted in $6.1 million of fee revenue for the year ended December 31, 2025, a 67.2% increase compared with $3.6 million for 2024.

Legacy Reinsurance Segment
The Legacy Reinsurance segment consists of the AmTrust Reinsurance and Diversified Reinsurance segments previously reported by Maiden prior to the Combination with Kestrel. The AmTrust portion of this segment includes all business ceded to Maiden Reinsurance by AmTrust. The Diversified portion of this segment consists of a run-off portfolio of predominantly third-party property and casualty reinsurance business focusing on regional and specialty property and casualty insurance companies located primarily in Europe, as well as business produced by Maiden LF and Maiden GF along with transactions entered into by GLS.
During the fourth quarter of 2025, the Legacy Reinsurance segment produced an underwriting loss of $7.6 million, compared to an underwriting loss of $9.0 million in the third quarter of 2025. The underwriting loss in the fourth quarter included $3.2 million of losses related to the segment's AmTrust business and $4.3 million of losses related to the Diversified business, which included $3.3 million in non-recurring charges.
The AmTrust business reported an underwriting loss of $2.9 million for the current accident year in the fourth quarter of 2025 as the run-off of certain multiple year policies continues. In addition, there was approximately $0.4 million in adverse prior period loss development ("PPD") during the fourth quarter of 2025. Net adverse PPD consisted of $4.8 million from the AmTrust Quota Share, which was largely offset by an increase of $4.2 million in the amount recoverable under the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Limited. AmTrust's Hospital Liability business experienced modestly favorable development of approximately $0.3 million which was offset by adverse development on older excess of loss coverages. PPD in the Master Quota Share largely emanated from AmTrust’s international structural defect and warranty business. More modest adverse development in U.S. small commercial and program business was substantially offset by continuing favorable development in Workers’ Compensation and other lines of business.
The results for the segment’s Diversified business include $2.8 million in non-recurring expenses related to aforementioned arbitration and employee separation matters, as well as an additional non-recurring net charge of $0.5 million related to final accounting and commutation of an IIS-related reinsurance contract. Excluding these non-recurring charges, the adjusted underwriting loss for the fourth quarter was $1.0 million, which reflects the ongoing run-off of the Company’s international operations.
Investment Activities and Other Gains
The Company reported combined income from investment activities totaling $3.7 million for the three months ended December 31, 2025, resulting from net investment income of $3.3 million and realized and unrealized investment gains of $0.4 million, the latter of which was from Maiden’s legacy alternative asset portfolio.
Also, during the fourth quarter, the Company recognized foreign exchange and other gains of $0.4 million. This included a gain of $0.9 million in the revaluation of a contingent receivable in the insurance distribution industry partly offset by net foreign exchange losses due to depreciation of the U.S dollar on the re-measurement of net loss reserves and insurance related liabilities denominated in the British pound and euro.
General and Administrative Expenses
Excluding general and administrative expenses allocated to segments, and non-recurring expenses for certain legal matters that were $0.2 million in the fourth quarter of 2025, corporate general and administrative expenses were $5.2 million, reflecting elevated levels of certain costs such as legal and professional fees related to ongoing litigation and other legal matters.

Balance Sheet
Total assets were $1.0 billion at December 31, 2025, and shareholders' equity was $128.3 million.
As of December 31, 2025, the Company has available net operating loss ("NOL") carryforwards of $473.1 million for income tax purposes. Approximately $388.7 million of NOL carryforwards expire in various years beginning in 2029. As of December 31, 2025, approximately $84.4 million or 17.8% of the Company's NOL carryforwards have no expiry date under the relevant U.S. tax law.

Investor Presentation
The Company has posted an investor presentation on its website in connection with this earnings release. The presentation, dated March 2026 can be found at https://kestrelgroup.gcs-web.com/events-and-presentations/presentations.

Non-GAAP Reconciliations
Please see “Non-GAAP Financial Measures” at the end of this earnings release for additional information on non-GAAP financial measures and reconciliations of these measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and are subject to risks and uncertainties that may cause actual results to differ materially. Factors that could cause differences are discussed in the Company's SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the anticipated benefits of the business combination and integration of Maiden Holdings and Kestrel, the timing and success of specific projects and strategies for growth, and our future production, revenues, income, expenses, capital spending, and reserves. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.
There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, our ability to compete effectively, a downgrade in the financial strength ratings of insurance carriers utilized for fronting arrangements, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, opportunities to expand our ability to write fee-based business, our ability to implement reinsurance mechanisms to selectively deploy underwriting capacity, our ability to manage our legacy business and ongoing run-off of our international operations, changes in interest or foreign exchange rates or other changes in the financial markets, availability and sources of liquidity, timing and amount of expenditures, the effects of emerging claim and coverage issues, changes in the demand for our products, outcomes of ongoing litigation or other legal matters, the effect of general economic conditions, breaches in data security or other disruptions with our technology, changes in pricing or other competitive environments, and the development and success of strategies or other initiatives.
Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Kestrel Group
Kestrel Group Ltd specializes in providing fronting services to insurance program managers, managing general agents (MGAs), reinsurers, and reinsurance brokers. Kestrel Group facilitates insurance transactions utilizing its exclusive management contracts with four insurance carriers, all of which are rated A- “Excellent” by A.M. Best. These contracts enable Kestrel Group to offer both admitted and surplus lines in all U.S. states. Kestrel Group generally does not assume significant underwriting risk and produces lines of business such as casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types. To learn more about Kestrel Group, please visit https://kestrelgroup.com.

Contact:
Kestrel Group Investor Relations
Rick Black / Ken Dennard
KG@dennardlascar.com

KESTREL GROUP LTD
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2025 - $162,472)	$163,167	$—
Equity securities, at fair value (Cost: 2025 - $11,145)	11,748	—
Equity method investments	33,532	—
Other investments	173,358	—
Total investments	381,805	—
Cash and cash equivalents	7,801	4,286
Restricted cash and cash equivalents	9,146	—
Accrued investment income	4,970	—
Reinsurance balances receivable, net	724	—
Reinsurance recoverable on unpaid losses	461,197	—
Net loan receivable from related party	86,883	—
Intangible assets	9,347	—
Funds withheld receivable	10,956	—
Other assets	17,631	1,224
Assets held for sale	19,495	—
Total assets	$1,009,955	$5,510
LIABILITIES
Reserve for loss and loss adjustment expenses	$637,169	$—
Unearned premiums	17,406	—
Accrued expenses and other liabilities	51,572	904
Senior notes - principal amount	262,361	—
Less: unamortized fair value adjustment	87,959	—
Senior notes, net	174,402	—
Liabilities held for sale	1,122	—
Total liabilities	881,671	904
Commitments and Contingencies
EQUITY
Common shares	100	27
Additional paid-in capital	177,534	10,107
Accumulated other comprehensive income	916	—
Retained earnings (accumulated deficit)	1,197	(5,528)
Treasury shares, at cost	(51,463)	—
Total Equity	128,284	4,606
Total Liabilities and Equity	$1,009,955	$5,510

Book value per common share(3)	$16.57	$1.67

Common shares outstanding	7,741,943	2,749,996

KESTREL GROUP LTD
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Gross premiums written	$1,235	$—	$6,091	$—
Net premiums written	$1,219	$—	$6,209	$—
Change in unearned premiums	2,196	—	6,464	—
Net premiums earned	3,415	—	12,673	—
Fee revenue	3,104	1,177	6,076	3,634
Net investment income	3,284	43	8,343	213
Net realized and unrealized investment gains	405	—	6,957	—
Total revenues	10,208	1,220	34,049	3,847
Expenses:
Net loss and loss adjustment expenses	4,547	—	8,992	—
Commission and other acquisition expenses	1,019	—	3,131	—
General and administrative expenses	12,056	1,128	29,062	5,108
Total expenses	17,622	1,128	41,185	5,108
Other expenses
Interest and amortization expenses	4,218	—	9,865	—
Gain on bargain purchase	5,284	—	(68,306)	—
Foreign exchange and other (gains) losses	(432)	—	1,723	—
Total other expenses	9,070	—	(56,718)	—
Net (loss) income before income taxes	(16,484)	92	49,582	(1,261)
Less: income tax (benefit) expense	(34)	30	68	30
Interest in income of equity method investments	48	—	24	—
Net (loss) income from continuing operations	(16,402)	62	49,538	(1,291)
Loss from discontinued operations, net of income tax	(1,353)	—	(2,813)	—
Net (loss) income	$(17,755)	$62	$46,725	$(1,291)

Basic and diluted (loss) earnings per share from continuing operations	$(2.12)	$0.02	$8.57	$(0.47)
Basic and diluted loss per share from discontinued operations	(0.17)	—	(0.49)	—
Basic and diluted (loss) earnings per share attributable to Kestrel common shareholders	$(2.29)	$0.02	$8.08	$(0.47)
Annualized return on average common equity	(51.8)%	5.4%	70.3%	(24.7)%
Weighted average number of common shares - basic and diluted	7,741,943	2,749,996	5,731,380	2,749,996

KESTREL GROUP LTD
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2025	Legacy Reinsurance	Program Services	Total
Gross premiums written	$1,235	$—	$1,235
Net premiums written	$1,219	$—	$1,219
Net premiums earned	$3,415	$—	$3,415
Fee revenue	—	3,104	3,104
Net loss and loss adjustment expenses ("loss and LAE")	(4,547)	—	(4,547)
Commission and other acquisition expenses	(1,019)	—	(1,019)
General and administrative expenses(4)	(5,429)	(1,243)	(6,672)
Underwriting loss and fee income(5)	$(7,580)	$1,861	(5,719)
Reconciliation to net loss from continuing operations
Net investment income and net realized and unrealized investment gains			3,689
Interest and amortization expenses			(4,218)
Gain on bargain purchase			(5,284)
Foreign exchange and other gains, net			432
Other general and administrative expenses(4)			(5,384)
Income tax benefit			34
Interest in income of equity method investments			48
Net loss from continuing operations			$(16,402)

For the Three Months Ended December 31, 2024	Legacy Reinsurance	Program Services	Total
Fee revenue	$—	$1,177	$1,177
General and administrative expenses(4)	—	(564)	(564)
Fee income(5)	$—	$613	613
Reconciliation to net income
Net investment income			43
Other general and administrative expenses(4)			(564)
Income tax expense			(30)
Net income			$62

KESTREL GROUP LTD
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2025	Legacy Reinsurance	Program Services	Total
Gross premiums written	$6,091	$—	$6,091
Net premiums written	$6,209	$—	$6,209
Net premiums earned	$12,673	$—	$12,673
Fee revenue	—	6,076	6,076
Net loss and LAE	(8,992)	—	(8,992)
Commission and other acquisition expenses	(3,131)	—	(3,131)
General and administrative expenses(4)	(10,861)	(3,246)	(14,107)
Underwriting loss and fee income(5)	$(10,311)	$2,830	(7,481)
Reconciliation to net income from continuing operations
Net investment income and net realized and unrealized investment gains			15,300
Interest and amortization expenses			(9,865)
Gain on bargain purchase			68,306
Foreign exchange and other losses, net			(1,723)
Other general and administrative expenses(4)			(14,955)
Income tax expense			(68)
Interest in income from equity method investments			24
Net income from continuing operations			$49,538

For the Year Ended December 31, 2024	Legacy Reinsurance	Program Services	Total
Fee revenue	$—	$3,634	$3,634
General and administrative expenses(4)	—	(2,554)	(2,554)
Fee income(5)	$—	$1,080	1,080
Reconciliation to net loss
Net investment income			213
Other general and administrative expenses(4)			(2,554)
Income tax expense			(30)
Net loss			$(1,291)

KESTREL GROUP LTD
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP operating (loss) earnings(6)	$(8,190)	$62	$(13,819)	$(1,291)
Non-GAAP basic and diluted operating (loss) earnings per common share attributable to Kestrel common shareholders(6)	$(1.06)	$0.02	$(2.41)	$(0.47)
Annualized non-GAAP operating return on average adjusted common equity(7)	(23.9)%	5.4%	(20.8)%	(24.7)%
Reconciliation of net (loss) income to non-GAAP operating (loss) earnings:
Net (loss) income	$(17,755)	$62	$46,725	$(1,291)
Add (subtract):
Net realized and unrealized investment gains	(405)	—	(6,957)	—
Amortization of intangible assets	1,023	—	2,517	—
Foreign exchange and other (gains) losses	(432)	—	1,723	—
Interest in income of equity method investments	(48)	—	(24)	—
Litigation costs from GLS related arbitration	2,006	—	2,575	—
Change in bargain purchase gain	5,284	—	(68,306)	—
Net loss from discontinued operations	1,353	—	2,813	—
Restructuring and severance costs	784	—	3,107	—
Costs incurred due to the Combination	—	—	2,008	—
Non-GAAP operating (loss) earnings(6)	$(8,190)	$62	$(13,819)	$(1,291)

Weighted average number of common shares - basic and diluted	7,741,943	2,749,996	5,731,380	2,749,996
Reconciliation of diluted (loss) earnings per share attributable to Kestrel common shareholders to non-GAAP diluted operating (loss) earnings per share attributable to Kestrel common shareholders:
Diluted (loss) earnings per share attributable to common shareholders	$(2.29)	$0.02	$8.08	$(0.47)
Add (subtract):
Net realized and unrealized investment gains	(0.05)	—	(1.19)	—
Amortization of intangible assets	0.13	—	0.44	—
Foreign exchange and other (gains) losses	(0.06)	—	0.32	—
Interest in income of equity method investments	(0.01)	—	—	—
Litigation costs from GLS related arbitration	0.26	—	0.45	—
Change in bargain purchase gain	0.68	—	(11.90)	—
Net loss from discontinued operations	0.18	—	0.50	—
Restructuring and severance costs	0.10	—	0.54	—
Costs incurred due to the Combination	—	—	0.35	—
Non-GAAP diluted operating (loss) earnings per share attributable to common shareholders(6)	$(1.06)	$0.02	$(2.41)	$(0.47)

KESTREL GROUP LTD
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2025	December 31, 2024
Investable assets:
Total investments	$381,805	$—
Cash and cash equivalents	7,801	4,286
Restricted cash and cash equivalents	9,146	—
Net loan receivable from related party	86,883	—
Funds withheld receivable	10,956	—
Total investable assets(8)	$496,591	$4,286

Capital:
Total shareholders' equity	$128,284	$4,606
2016 Senior Notes	110,000	—
2013 Senior Notes	152,361	—
Total capital resources(9)	$390,645	$4,606

(1) Premium produced is an operating metric determined by management as a byproduct of the program services fees it earns and is paid by clients. Premium produced is equal to the premium written by an MGA or capacity provider, and management believes this measure is important in understanding the underlying production trends of its Program Services business and the fees it earns. Where available, the Company utilizes underlying premium produced as reported by its clients. Where the premium produced was not directly observable, the Company derived the premium produced by grossing up the known fee component using the applicable contractual fee percentage, including its arrangements with its insurance carrier partners.

(2) Full year 2025 results are not comparable to prior periods due to the merger with Maiden Holdings, which was accounted for as a reverse merger.

(3) Book value per common share is calculated using shareholders’ equity divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio as well as share repurchases.

(4) Underwriting and fee income related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting and fee income (loss).

(5) Underwriting and fee income or loss is a non-GAAP measure and is calculated as net premiums earned plus fee revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting and fee revenue activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Program Services segment, is considered part of the underwriting and fee income operations of the Company. Management believes that this measure is important in evaluating the underwriting and fee income performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, foreign exchange and other gains and losses, interest in income (loss) of equity method investment, and amortization of intangible assets and should not be considered as an alternative to net income (loss). It also excludes on a non-recurring basis: (1) loss from discontinued operations, net of income tax; (2) the bargain purchase gain resulting from the Combination; (3) litigation costs from GLS related arbitration; (4) restructuring and severance costs; and (5) costs incurred due to the Combination. The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(7) Non-GAAP operating return on average shareholders' equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average shareholders' equity.

(8) Investable assets are the total of the Company's investments, cash and cash equivalents, net loan receivable from related party and funds withheld receivable.

(9) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.